Exhibit 99.1

Sunworks Amends Term Loan Agreement and Agrees to Pay Down $1.5 Million in Debt as Part of Deleveraging Initiative

ROSEVILLE, Calif. January 29, 2020 - Sunworks, Inc. (Nasdaq: SUNW), a provider of solar power solutions for agriculture, commercial and industrial (ACI), public works and residential markets, today announced that the company has agreed to an amendment to its loan agreement with CrowdOut Capital, LLC, whereby the company will reduce the outstanding balance of its $3.0 million senior note due January 31, 2021 by $1.5 million.

As part of this amendment, CrowdOut has waived its right to appoint a board member to the company’s board of directors; provided, Sunworks continues to comply with the remaining obligations under the loan. As a result, Josh Schechter has announced his resignation from the board, effective immediately and the board of directors will be reduced from six directors to five. In addition, the four remaining independent directors have named Chuck Cargile, Sunworks Chief Executive Officer, as the Company’s new Chairman.

Chuck Cargile, Sunworks Chief Executive Officer, commented, “The term loan has provided us financial flexibility as we work through the process of restructuring the business. We have right-sized our cost structure and expect to generate positive cash flow in 2020. With our rationalized cost structure and proceeds from the sale of common stock under our “at-the-market” offering, we believe the best use of our cash is to reduce the senior secured note payable to CrowdOut. We further believe that, based on our current balance sheet, cash conversion expectations and the access to capital through our” at-the-market” offering, we have the liquidity we need to execute on our current strategy.”

Information concerning the amendment can be found in our Current Report on Form 8-K filed with the Securities and Exchange Commission.

About Sunworks, Inc.

Sunworks, Inc. (NASDAQ:SUNW) is a premier provider of high performance solar power systems. Sunworks is committed to quality business practices that exceed industry standards and uphold its ideals of ethics and safety. Sunworks continues to grow its presence, expanding nationally with regional and local offices. The company strives to consistently deliver high quality, performance-oriented solutions for customers in a wide range of industries including agricultural, commercial and industrial, federal, public works, and residential. Sunworks’ dedication to excellence is reflected in its 25-year warranty, a benchmark that it stands by to support its customers above and beyond their expectations. Sunworks’ diverse, seasoned workforce includes distinguished veterans who bring a sense of pride, discipline, and professionalism to their interaction with customers. All Sunworks’ employees uphold its guiding principles each day. Sunworks is a member of the Solar Energy Industries Association (SEIA) and is a proud advocate for the advancement of solar power. For more information, visit www.sunworksusa.com

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “will,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding the Company’s future revenue and operating income. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive, regulatory, environmental and other factors affecting the Company and its operations, markets and products; the prospects for sales, lower revenues, failure to earn profit, higher costs than expected, potential operating losses, ownership dilution, inability to repay debt, the inability to complete projects within anticipated timeframes and costs, the impact of tariffs imposed by governmental bodies, the impact on the national and local economies resulting from terrorist actions; and other factors detailed in reports filed by the Company. You should also review the risks described in “Risk Factors” in Part I, Item 1A of Sunworks, Inc.’s Annual Report on Form 10-K and in the other reports and documents Sunworks file with the Securities and Exchange Commission from time to time.

Any forward-looking statement made by us in this press release is based only on information currently available to us and reflects only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations Contact:

Rob Fink

FNK IR

646.809.4048

rob@fnkir.com